EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-100340) of International Lease Finance Corporation (the “Company”) and in the related Prospectus of our report dated March 13, 2003, relating to the consolidated financial statements and financial statement schedule, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

                                                PricewaterhouseCoopers LLP

Los Angeles, California

March 20, 2003